Exhibit No. 15

February 14, 2002

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated February 14, 2002 on our review of the interim financial information of TRC Companies, Inc. for the period ended December 31, 2001 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-3 (No. 33-84660) and in the Registration Statements on Form S-8 (Nos. 2-66247, 2-77690, 33-18771, 33-26748, 33-38810, 33-45169, 33-70662, 33-87446, 33-87448, 33-97332 and 333-57463).

Yours very truly,

/s/ PricewaterhouseCoopers LLP